Exhibit 10.8.1

HORIZON LINES, INC.

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of September         , 2005 (this “Agreement”), by and among (i) Horizon Lines, Inc., a Delaware corporation (the “Company”), (ii) Castle Harlan Partners IV, L.P. (“CHP IV,” and together with related accounts or funds managed by Castle Harlan, Inc. (“CHI”) or by an affiliate of CHI, referred to collectively as the “CHP Group”), (iii) the Rollover Optionholders (as hereinafter defined), (iv) the Rollover Stockholders (as hereinafter defined), (v) the Restricted Stockholders (as hereinafter defined) and (vi) such other Persons who are parties to this Agreement as of the date hereof or hereafter become parties hereto (together with the Rollover Optionholders, the Rollover Stockholders, and the Restricted Stockholders, the “Other Stockholders” and individually, an “Other Stockholder”). The Other Stockholders, the CHP Group, and the holders of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) and/or shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”) that become parties hereto by executing and delivering to the Company (in compliance with the provisions hereof) an Instrument of Accession in the form of Exhibit A are herein referred to collectively as the “Stockholders” and each individually as a “Stockholder”. Shares of Common Stock or Preferred Stock, as adjusted from time to time for any stock splits, stock dividends, stock reverse splits, stock combinations or similar pro rata share recapitalization events, are herein referred to collectively as the “Shares”.

RECITALS

WHEREAS, the Company entered into an Agreement and Plan of Merger Agreement, dated as of May 22, 2004, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 7, 2004, by and among the Company, Horizon Lines Holding Corp. (“Holdings”), H-Lines Subcorp. (“Mergersub”), and TC Group, L.L.C. (the “Merger Agreement”) pursuant to which Mergersub merged with and into Holdings on July 7, 2004 (the “Merger”) with Holdings as the surviving corporation (such entity, upon consummation of the Merger, the “Surviving Corporation”);

WHEREAS, in connection with and pursuant to the Merger, certain holders of Holdings prior to the effectuation of the Merger (the “Rollover Stockholders”) elected to receive shares of Common Stock and Preferred Stock in lieu of their applicable portion of the Merger Consideration (as defined in the Merger Agreement);

WHEREAS, in connection with the Merger, certain holders of options to purchase common stock (the “Rollover Options”) of Holdings (the “Rollover Optionholders”) elected to retain their Rollover Options in the Merger, provided, that such Rollover Options would be subject to an agreement by and among the Company and such Rollover Optionholder (the “Put/Call Agreement”) pursuant to which upon the exercise of the Rollover Options for shares of common stock of the Surviving Corporation (“Surviving Corporation Common Stock”), (i) the Company has the right to require such Rollover Optionholder to exchange such shares of Surviving Corporation Common Stock for shares of Common Stock and Preferred Stock (the “Call Right”) pursuant to the Put/Call Agreement and (ii) such Rollover Optionholder has the right to require the Company to exchange such shares of Surviving Corporation Common Stock for shares of Common Stock and Preferred Stock (the “Put Right”) pursuant to the terms of the Put/Call Agreement;

WHEREAS, certain of the Stockholders have entered (or will enter) into subscription agreements with the Company (each, a “Subscription Agreement”) pursuant to which such Stockholders, among other things, have purchased (or will purchase) Shares which are (or will be at the time of purchase) subject to restricted stock agreements with the Company (each, a “Restricted Stock Agreement”, the Shares subject to such Restricted Stock Agreements, the “Restricted Shares”, and the Stockholders with respect to their Restricted Shares, sometimes hereinafter referred to as, the “Restricted Stockholders”);

WHEREAS, it is a condition to the parties entering into their respective Subscription Agreements, Restricted Stock Agreements, or being entitled to make the rollover elections in connection with the Merger Agreement that this Agreement be executed and delivered;

WHEREAS, it is contemplated that the Company will sell additional shares of Common Stock and Preferred Stock to certain employees of the Company within six months of the closing of the Merger; and

WHEREAS, the parties hereto desire to enter into this Agreement to place certain restrictions on the sale, assignment, transfer or other disposition of the Rollover Options, the Surviving Corporation Common Stock, and the Shares (collectively, the “Securities”) and to provide for certain rights and obligations in respect thereto as hereinafter provided.

WHEREAS, certain of the Stockholders (i) may be issued shares of Common Stock pursuant to, or upon the exercise of options granted pursuant to, the Horizon Lines, Inc. Equity Incentive Plan that will become effective as of the consummation of the Initial Public Offering (the “Incentive Plan Shares”); and (ii) may be issued shares of Common Stock pursuant to the Horizon Lines, Inc. Employee Stock Purchase Plan in the event that such plan becomes effective after the consummation of the Initial Public Offering (the “ESPP Shares”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Stockholders Agreement dated as of July 7, 2004, among the parties hereto, as amended through the date hereof (including by the First Amendment to Stockholders Agreement dated as of October 15, 2004 and the Second Amendment to Stockholders Agreement dated as of September         , 2005), to read in its entirety as follows:

1. Ownership, Authority and Authorization.

(a) Each of the Stockholders (other than the Rollover Optionholders) represents and warrants to each other and the Company that such Stockholder (i) is the legal holder and beneficial owner of the number of shares of Common Stock and Preferred Stock set forth opposite such Stockholder’s name on Schedule 1 hereto, free and clear of all liens, claims and encumbrances, (ii) is subject to the voting trust between such Stockholder and the Company (the

“Stockholder Voting Trust”), (iii) subject to the Stockholder Voting Trust, has sole voting power with respect to the Shares owned by such Stockholder and (iv) had full right, power and authority to purchase its Shares, at the time of such purchase.

(b) Each Rollover Optionholder represents and warrants to each other and the Company that such Rollover Optionholder (i) is the legal holder and beneficial owner of the number of Rollover Options and upon exercise thereof, will own the number of shares of the Surviving Corporation Common Stock set forth opposite such Rollover Optionholder’s name on Schedule 2 hereto, free and clear of all liens, claims and encumbrances, (ii) is subject to the voting trust, between such Rollover Optionholder and the Surviving Corporation (the “Optionholder Voting Trust”), (iii) upon exercise of the Rollover Options such Rollover Optionholder will have, subject to the Optionholder Voting Trust, sole voting power with respect to the Surviving Corporation Common Stock, and upon exercise in full of the Call Right or Put Right, such Rollover Optionholder will have, subject to the Stockholder Voting Trust, sole voting power with respect to the Shares owned by such Stockholder and (iii) has full right, power and authority to receive its shares of Surviving Corporation Common Stock at the time of exercise of the Rollover Options and the Shares, at the time of exercise of the Call Right or Put Right.

(c) Each of the parties hereto represents and warrants to each other and the Company that (i) such party has full right, power and authority to enter into this Agreement and carry out all the transactions contemplated hereby, and perform, comply with or satisfy all of the agreements, obligations and conditions required to be so performed, complied with or satisfied by such party under this Agreement and (ii) this Agreement has been duly authorized, executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

(d) Each Stockholder who is an individual and resides in any state, territory or other jurisdiction with community property laws with respect to marital property shall deliver a duly executed Consent and Agreement of Spouse in the form attached hereto as Exhibit B.

2. Investment Purpose.

(a) Each Stockholder represents, warrants and covenants to each other Stockholder and the Company that (i) such Stockholder has acquired, is acquiring or will acquire, as the case may be, its Securities for investment for its own account and not with a view to the sale or other distribution thereof except as set forth herein, (ii) such Stockholder will not, directly or indirectly, sell, transfer, pledge, assign, encumber or otherwise dispose of any Securities except in accordance with this Agreement and unless such Securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or unless such Stockholder shall have supplied the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is not required, and (iii) before acquiring any Securities, such Stockholder has investigated the Company and its business, and such Stockholder has had made available to such Stockholder all information necessary for such Stockholder to make an informed decision to acquire the Securities. Each Stockholder considers itself to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of such Stockholder’s investment in the Securities.

(b) The Stockholders understand (i) that none of the Securities have been registered under the Securities Act, the Delaware Securities Act or any other state or federal securities laws (collectively, the “Securities Laws”) and that the Company is issuing such Securities in reliance upon the exemptions from the registration requirements of the Securities Laws providing for issuance of securities not involving a public offering (ii) that the Company has relied upon the fact that the Securities are to be held by each Stockholder for investment, and (iii) that exemption from registration under the Securities Act may not be available if the Securities were acquired by a Stockholder with a view to distribution.

3. Voting Matters. All of the shares of Surviving Corporation Common Stock issued upon the exercise of the Rollover Options shall be deposited in the Optionholder Voting Trust. All of the Shares held by the Stockholders (other than the CHP Group) and all Shares issued pursuant to the Put/Call Agreement shall be deposited in the Stockholder Voting Trust. The voting trustee under the Optionholder Voting Trust and the Stockholder Voting Trust shall at all times comply with each provision of this Agreement and nothing in the Stockholder Voting Trust or Optionholder Voting Trust (collectively, the “Voting Trusts”) shall be interpreted to give the voting trustee the power to vote in derogation of the obligations set forth herein. All shares of Common Stock or Preferred Stock issued pursuant to the Put/Call Agreement, as well as all Incentive Plan Shares and ESPP Shares issued by the Company, shall constitute both Shares and Securities, in each case subject to the provisions of this Agreement. All votes of the Stockholders referred to herein relating to amendments, modifications, consents or waivers under this Agreement shall mean the vote of the Stockholders individually as signatories to this Agreement and not as stockholders of the Company. For purposes of this Agreement, a Stockholder shall be deemed to hold a Share (and shall be subject to the provisions of this Agreement in accordance with the terms and conditions hereof) if such Stockholder holds, in accordance with the terms and conditions of the applicable Voting Trust, the Voting Trust Certificate (within the meaning of such Voting Trust) evidencing such Share.

4. Application; General Restrictions on Transfer of Shares.

(a) Application. This Agreement is intended to apply to all Securities held in the present or in the future by any Stockholder hereto.

(b) Restrictions. Except as expressly provided in Section 5 of this Agreement, and except for any deposit of Securities under the Voting Trusts, each Stockholder agrees not to transfer or otherwise dispose of any Securities owned by such Stockholder from time to time, or any interest therein, and any attempt by such Stockholder to effect a transfer or disposition in violation of this Agreement hereof shall be void and ineffective for all purposes. For the avoidance of doubt, the shares of Surviving Corporation Common Stock shall not be transferable and no provision in this Agreement shall be construed to permit a transfer of Surviving Corporation Common Stock other than pursuant to the Put/Call Agreement. The words “transfer” and “dispose” include the making of any sale, exchange, assignment, gift, security interest, pledge, hypothecation or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in the Securities, the creation of any other claim thereto, the change of control of a Stockholder’s ultimate parent entity or controlling Person, as the case may be, as of the date hereof where such ultimate parent entity or controlling Person, as the case may be, ceases to maintain direct or indirect majority beneficial ownership of, or voting control over, such Stockholder or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Securities.

(c) Competitor; Adverse Party. Notwithstanding any provision in this Agreement to the contrary, no transfer of Securities by a Stockholder (other than pursuant to Section 6(f)) shall be made to any Person that, to the knowledge of the Company or such Stockholder, either (i) is a competitor of the Company or any of its subsidiaries or (ii) is or has threatened to become an adverse party in any pending or threatened legal or arbitration proceeding with the Company or any of its subsidiaries.

(d) Books and Records. The Company and the Surviving Corporation agree that it will not cause or permit any transfer of any Securities to be made on its respective books unless such transfer is expressly permitted by this Agreement and has been made in accordance with the terms hereof.

(e) Stock Legend (i) Each party to this Agreement acknowledges and agrees that each certificate issued that represents Securities shall (unless otherwise permitted by the provisions of this Section 4(e)(i)) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any other legends and other restrictions as the Company may deem necessary or advisable, including restrictions under the Company Charter or any applicable maritime laws or agreements):

“ THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE.”

The Company agrees to remove the legend set forth above (or a legend in substantially the form thereof) from a certificate representing Securities if either (i) such Securities are sold pursuant to an effective registration statement under the Securities Act, or (ii) there is delivered to the Company an opinion of counsel experienced in such matters, in form and substance reasonably satisfactory to the Company, that such Securities need no longer be subject to restrictions on resale under the Securities Act.

(ii) Each party to this Agreement acknowledges and agrees that each certificate issued that represents Securities shall (unless otherwise permitted by the provisions of this Section 4(e)(ii)) be stamped or otherwise imprinted with an additional legend in substantially the following form:

“THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF JULY 7, 2004, AS AMENDED, WHICH CONTAINS PROVISIONS REGARDING RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.”

The Company agrees to remove the legend set forth above (or a legend in substantially the form thereof) from a certificate representing Securities in the event that such Securities cease to be subject to the provisions of this Agreement.

(iii) Each party to this Agreement acknowledges and agrees that each certificate issued that represents Securities subject to the Amended and Restated Voting Trust Agreement dated as of October 15, 2004, among the Company, John K. Castle, as voting trustee, and the other parties thereto, as amended, supplemented or otherwise modified from time to time (the “Stockholder Voting Trust Agreement”), shall (unless otherwise permitted by the provisions of this Section 4(e)(iii)) be stamped or otherwise imprinted with an additional legend in substantially the following form:

“THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED VOTING TRUST AGREEMENT, DATED AS OF OCTOBER 15, 2004, AS AMENDED, WHICH CONTAINS PROVISIONS REGARDING RESTRICTIONS ON THE VOTING OF SUCH SECURITIES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.”

The Company agrees to remove the legend set forth above (or a legend in substantially the form thereof) from a certificate representing Securities in the event that such Securities cease to be subject to the provisions of the Stockholder Voting Trust Agreement.

5. Permitted Transfers. A Stockholder shall be permitted to transfer any Securities in accordance with the following provisions:

(a) by any member the CHP Group (i) to any affiliate or Person controlling, controlled by, or under common control with, the CHP Group, (ii) upon any liquidation or any other distribution to the partners or any other holders of a beneficial interest in any member of the CHP Group, (iii) to any director or employee of the Company or affiliate, (iv) to any one or more of the spouse, lineal relatives (including adopted descendants), the spouses of lineal descendants or custodians or trustees for the benefit of such relatives or such Persons specified in (a)(i), (a)(ii) or (a)(iii), (subsections (a) and (b) below being collectively referred to as the “Permitted CHP IV Transferees”);

(b) (i) by a permitted CHP IV Transferee to another permitted CHP IV Transferee or (ii) by any member of the CHP Group to any third party of all or a portion of the Convertible Notes (as hereinafter defined) or any of the Shares acquired upon conversion of convertible promissory notes, dated as of July 7, 2004, issued by the Company to CHP IV and/ or other members of the CHP Group (collectively, the “Convertible Notes”);

(c) by any Other Stockholder (i) to any Person controlling, controlled by, or under common control with such Other Stockholder, or (ii) to any one or more of his or her spouse, lineal relatives (including adopted descendants), the spouses of lineal descendants or custodians or trustees for the benefit of such relatives or such Other Stockholder ((c)(i) and (c)(ii) collectively, the “Permitted Stockholder Transferees” and together with the Permitted CHP IV Transferees, the “Permitted Transferees”); provided, however, that such Permitted Transferee(s) shall take such Securities subject to and be fully bound by this Agreement with the same effect as if it were a party hereto and shall execute and deliver to the Company an Instrument of Accession in the form of Exhibit A hereto and such additional documentation as the Company’s Board of Directors may require to admit such Permitted Transferee as a Stockholder of the Company, and references herein to Securities held or owned by any Stockholder shall be deemed to include Securities held or owned by any such Permitted Transferee(s);

(d) by a Stockholder (including, without limitation, from and after the consummation of an Initial Public Offering, pursuant to an exemption from registration under Section 5 of the Securities Act) in accordance with Section 6 of this Agreement; and

(e) by a Stockholder pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, (in which case, notwithstanding anything in this Agreement to the contrary, the provisions of Section 6 shall not apply to such transfer of such Securities).

(f) by a Stockholder listed on Annex A hereto (each, a “Qualified Stockholder”) may, from the date of the consummation of the Initial Public Offering until the two-year anniversary thereof, transfer, in accordance with applicable law pursuant to a plan conforming to Rule 10b5-1(c)(3) under the Securities Exchange Act of 1934, as amended, in a single transaction or a series of related or unrelated transactions, up to that number of Shares constituting Common Stock held by such Stockholder (rounded to the nearest whole number) equal to twenty-five percent (25%) of the total number of Shares held by such Stockholder (including, without limitation, Restricted Shares and Underlying Shares, but excluding any Incentive Plan Shares or ESPP Shares) constituting Common Stock held by such Stockholder as of the date of the listing for trading of shares of the Company’s Common Stock on The New York Stock Exchange, Inc. (the “Listing Date”); provided, that the total number of Shares that may be transferred in the aggregate by all Qualified Stockholders pursuant to this subsection (f) shall not exceed (i) the total number of Shares (including, without limitation, Restricted Shares and Underlying Shares, but excluding any Incentive Plan Shares or ESPP Shares) constituting Common Stock held by all of the Qualified Stockholders in the aggregate as of the Listing Date, multiplied by (ii) a fraction, (x) the numerator of which is the total number of shares of Common Stock sold by the members of the CHP Group in the Initial Public Offering and (y) the denominator of which is the total number of shares of Common Stock held by the members of the CHP Group as of the Listing Date, minus (iii) the total number of Shares (including, without limitation, Restricted Shares and Underlying Shares, but excluding any Incentive Plan Shares or ESPP Shares) constituting Common Stock sold by the Qualified Stockholders in the Initial Public Offering; and for avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the provisions of Section 6 shall not apply to any transfer of Securities made pursuant to this subsection (f).

6. Purchase Rights Upon Transfer. For the purposes of this Agreement, “Underlying Shares” shall mean the Shares that would become outstanding upon the exercise of Rollover Options and the exercise of the Put/Call Agreement. References to Underlying Shares owned by a Rollover Optionholder shall mean the Shares that such Rollover Optionholder would own assuming exercise of the Rollover Options and of the Put/Call Agreement.

(a) Right of First Offer In Sales By Other Stockholders.

(i) If any Other Stockholder or group of Other Stockholders or Permitted Transferees thereof (a “Selling Stockholder”) shall desire to sell, in a single transaction or a series of related transactions, any number of Shares to another Person (other than to (x) a Permitted Transferee, (y) any Designated Person of such Selling Stockholder (but only to the extent such Shares constitute Excess Shares and in which case the proviso set forth in Section 5(c) shall apply to such sale as if such Designated Person were a Permitted Transferee), or (z) the Company pursuant to a Restricted Stock Agreement or similar agreement with the Company to which such Selling Stockholder and the Company are parties), the Selling Stockholder shall not approach any possible buyer but shall give prompt written notice thereof to the Company and CHP IV (the “Offering Notice”), setting forth in such notice the number and type of Shares it desires to sell (the “Offered Shares”).

(ii) The Company may offer, within the 30-day period following the date the Offering Notice shall have been given (the “Option Period”), to purchase all, but not less than all, of the Offered Shares at a price and on terms and conditions set forth in a written notice (the “Company Notice”) delivered to the Selling Stockholder.

(iii) If the Company does not offer to purchase the Offered Shares pursuant to clause (ii) of this Section 6(a), CHP IV may offer, within the fifteen days following the expiration of the Option Period (such fifteen day period, the “Extended Option Period”), to purchase all, but not less than all, of the Offered Shares at a price and on the terms set forth in a written notice (the “Stockholder Notice”) delivered to the Selling Stockholder.

(iv) The Selling Stockholder may accept or reject any offer (the “Offer”) of which it receives notice pursuant to clauses (a)(ii) and (a)(iii) above by delivering a notice (the “Response Notice”) to CHP IV and the Company within 15 days of the expiration of either the Option Period or the Extended Option Period, as the case may be. If a Response Notice is not sent, the Offer shall be deemed rejected. If the Selling Stockholder accepts the Offer, the purchase and sale shall occur in accordance with the provisions below.

(v) Upon the Selling Stockholder’s first rejection of either of such Offers, but subject to Sections 6(e) and (f), the Selling Stockholder may consummate a sale of the Offered Shares (which do not constitute Excess Shares (as defined below)) by entering within 90 days (the “Section 6(e) Offer Period”) from the date of the expiration of the Extended Option Period into a definitive agreement with a third party for the sale of the Offered Shares by the Selling Stockholder to such party so long as such sale is on terms and conditions which are no less favorable to the Selling Stockholder than the terms and conditions of both rejected Offers. Notwithstanding anything to the contrary in this Agreement, if, at any time during the Section 6(e) Offer Period, CHP IV desires to pursue the sale of the entire Company and such definitive agreement has not already been executed and delivered by the Selling Stockholder, CHP IV may, in its sole discretion, elect to suspend (a “Basic Tag-Along Suspension”), by written notice thereof to the Selling Stockholder, for a period of up to 180 days (such period, the “Basic Tag-Along Suspension Period”), the right of the Selling Stockholder to pursue the sale of the Offered Shares pursuant to Section 6(e) hereof (in which case any day of the Basic Tag-Along Suspension Period shall not count as a day of the Section 6(e) Offer Period), provided that, if during the Basic Tag-Along Suspension Period, CHP IV or a Permitted CHP Transferee exercises its rights pursuant to Section 6(f) hereof, the Basic Tag-Along Suspension Period shall be automatically extended until such time as the Selling Stockholder is no longer required by Section 6(f) to sell the Offered Shares thereunder, and provided, further, that, if, upon the expiration of the Basic Tag-Along Suspension Period, as extended above, the Offered Shares of the Selling Stockholder have not been sold by the Selling Stockholder pursuant to Section 6(f), the Section 6(e) Offer Period with respect to the Offered Shares shall resume.

(vi) Notwithstanding anything to the contrary in Section 6(a) or elsewhere in this Agreement, if any of the Shares held by a Stockholder become Excess Shares, and, in accordance with Section 6(a), such Stockholder shall become a Selling Stockholder and such Excess Shares shall become Offered Shares (whether alone or together with any Offered Shares), then

(i) The Option Period with respect to the Company’s Offer (if any) for such Excess Shares shall be reduced to five days from the date of the related Offering Notice,

(ii) The Extended Option Period with respect to CHP IV’s Offer (if any) for such Excess Shares shall be reduced to five days from the last day of the related Option Period, and

(iii) Upon the Selling Stockholder’s rejection of any such Offer, the Selling Stockholder may, without being required to comply with Sections 6(e) and (f) hereof, consummate a sale of such Excess Shares to a Person which is a Citizen (the “Excess Shares Purchaser”) within 50 days from the date of the related Offering Notice (the “Citizenship-Related Tag-Along Suspension Period”) provided that such sale conforms to the following conditions:

(1) that, unless such Excess Shares Purchaser is a Designated Person of the Selling Stockholder, the Selling Stockholder shall first offer, by written notice to CHP IV (the “Excess Shares Offer Notice”), to sell such Excess Shares to CHP IV on the same terms and conditions on which such Selling Stockholder proposes to sell such Excess Shares to the Excess Shares Purchaser and, upon its receipt of such Excess Shares Offer Notice, CHP IV shall have three Business Days in which to accept such offer, and, if CHP IV fails to accept such offer within such three Business Days of the Excess Shares Offer Notice, then the Selling Stockholder may sell such Excess Shares to the Excess Shares Purchaser only (x) on terms and conditions which are no less favorable to the Selling Stockholder than the terms and conditions set forth in the Excess Shares Offer Notice, and (y) if the Holder Eligibility Requirements with respect to such Excess Shares Purchaser are satisfied, and

(2) if the Excess Shares Purchaser is a Designated Person of the Selling Stockholder, then the Selling Stockholder may sell such Excess Shares to such Excess Shares Purchaser only (x) on terms and conditions which are no less favorable to the Selling Stockholder than the terms and conditions of both rejected Offers, and (y) if the Holder Eligibility Requirements with respect to such Excess Share Purchaser are satisfied. If CHP IV shall elect to accept the offer made in the Excess Shares Offer Notice by its written notice to the Selling Stockholder of its acceptance of such offer, the closing of such sale to CHP IV shall be made pursuant to Section 6(c) but the Closing Date of such sale shall no earlier than two days nor later than five days after such written notice.

(iv) Unless required by Marad or otherwise determined by the Company’s Board of Directors (in the exercise of its fiduciary duties) or by the holders of at least 60% of the Shares then held by the Other Stockholders, during the Citizenship-Related Tag-Along Suspension Period, the Company shall not exercise its right to redeem all or any of the applicable Excess Shares pursuant to Section 6 of the Company Charter. Upon the expiration of the Citizenship-Related Tag-Along Suspension Period, the Company may, in its sole discretion, exercise its right to redeem all or any of the applicable Excess Shares then held by the Selling Stockholder pursuant to Section 6 of the Company Charter.

(vii) Notwithstanding anything to the contrary in Section 6(e) or elsewhere in this Agreement, CHP may, without being required to comply with Sections 6(e) and (f) hereof, transfer to any one or more Persons any Shares that were previously purchased by CHP IV pursuant to Section 6(e) and, at the time of such purchase, constituted Excess Shares, provided that the Holder Eligibility Requirements are satisfied with respect to each such Person.

(b) Right of First Offer in Third Party Offers to Other Stockholders. If, at any time, any Other Stockholder receives an unsolicited offer to purchase such Other Stockholder’s Shares from a third party (other than pursuant to a transfer permitted under Section 5), such Other Stockholder shall immediately notify the Company and CHP IV and the right of first offer pursuant to Section 6(a) shall apply before such Other Stockholder may respond substantively to such unsolicited offer if such Other Stockholder desires to sell.

(c) Closings. (i) The closing for the purchase by the Company or CHP IV, as the case may be, of the Offered Shares under Section 6(a) shall be held at 10:00 a.m. at the principal office of the Company, on the date specified in the Company Notice or the Stockholder Notice, as the case may be (the “Closing Date”), which date shall be not earlier than 30 days nor later than 60 days after the expiration of the Option Period or the Extended Option Period, as the case may be. The purchase price and all other terms for such purchase of the Offered Shares shall be as set forth in the Company Notice or the Stockholder Notice, as the case may be. At such closing, the Selling Stockholders shall deliver certificates representing the Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, against payment of the purchase price therefor, and the Shares to be transferred shall be free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to the Shares Laws and restrictions imposed by this Agreement and, if applicable, the Voting Trusts and the Company’s credit facilities) and each selling Stockholder shall so represent and warrant. Each selling Stockholder shall further represent and warrant that it is the record and beneficial owner of such Shares and it and the buyer shall make such additional representations and warranties as shall be customary in transactions of a similar nature.

(ii) Any sale to third parties by any Stockholder permitted pursuant to the terms of Section 6(a) shall be subject to the rights provided in Section 6(e).

(d) Limitation on Frequency. No Stockholder may give more than one Offering Notice in any twelve-month period.

(e) Tag Along Rights.

(i) (A) In addition to the rights afforded under Section 6(a), if any Stockholder proposes to transfer to any Person (other than (x) a Permitted Transferee, (y) the Company or CHP IV pursuant to Section 6(a), or (z) the Company pursuant to a Restricted Stock Agreement or similar agreement with the Company to which such Selling Stockholder and the Company are parties) (the “Transferring Stockholder”), in a single transaction or a series of related or unrelated transactions a number of its Shares greater than 25% of the outstanding Shares and Underlying Shares held by such Transferring Stockholder on the Closing Date (a “Proposed Sale”), each Stockholder (other than the Transferring Stockholder) shall be offered, as provided below, the opportunity in connection with each such Proposed Sale that, alone or together with previous related or unrelated sales, exceeds 25% of the outstanding shares held by such Transferring Stockholder, to sell a portion of its Shares of the same class on the Applicable Terms and Conditions (as defined in clause (v) below).

(B) The Transferring Stockholder shall give no less than 30 days’ prior written notice (the “Tag Along Offer Notice”) of the Proposed Sale and its terms to the other Stockholders, provided that the Company shall transmit such offer and perform or cause to be performed such administrative actions as may be necessary in order to provide for the processing of the transactions contemplated thereby without charge. Each Stockholder (the “Electing Stockholder”) who accepts the offer by written notice (the “Tag Along Acceptance Notice”) to the Company within 20 days (the “Tag Along Acceptance Period”) after the date of the Tag Along Offer Notice (and in any case not less than 15 days prior to the date of the closing of the Proposed Sale) shall have the right to sell to the purchaser in such Proposed Sale that number of Shares of the same class as shall equal the product of (x) the number of such Shares or Underlying Shares owned by the Electing Stockholder as of the last day of such 30-day period, multiplied by (y) the quotient determined by dividing (1) the number of such Shares proposed to be transferred by the Transferring Stockholder in the Tag Along Offer Notice and (2) the number of such Shares and Underlying Shares owned by the Transferring Stockholder as of the last day of such 30-day period. If the total number of such Shares that the Transferring Stockholder and Electing Stockholders would sell pursuant to this Section 6(e) exceed the total number of Shares that such purchaser is willing to purchase, no Shares shall be sold.

(ii) In addition to the rights of the Stockholders under Section 6(e)(i), if any Stockholder proposes to transfer to a Person other than a Permitted Transferee (the “Transferring 25% Stockholder”), in a single transaction or a series of related or unrelated transactions a number of Shares less than or equal to 25% of the outstanding Shares and Underlying Shares held by such Transferring Stockholder on the Closing Date (a “Proposed 25% Sale”), each Stockholder (other than the Transferring 25% Stockholder) shall be offered, as provided below, the opportunity in connection with each such Proposed 25% Sale to sell a portion of its Shares of the same class on the Applicable Terms and Conditions. The Transferring 25% Stockholder shall give no less than 30 days’ prior written notice (the “25% Tag Along Offer Notice”) of the Proposed 25% Sale and its terms to all Stockholders, provided that the Company shall transmit such offer and perform or cause to be performed such administrative actions as may be necessary in order to provide for the processing of the transactions contemplated thereby without charge. Each Stockholder (the “Electing 25% Stockholder”) that elects to accept the offer by written notice (the “25% Tag Along Acceptance Notice”) to the Company within 20 days (the “25% Tag Along Acceptance Period”) after the date of the 25% Tag Along Offer Notice (and in any case not less than 15 days prior to the date of the closing of the Proposed 25% Sale) shall have the opportunity to sell to the purchaser in such Proposed 25% Sale that number of Shares of the same class owned by the Electing 25% Stockholder as shall equal the product of (x) the number of Shares proposed to be transferred by the Transferring 25% Stockholder in the 25% Tag Along Offer Notice multiplied by (y) the quotient determined by dividing (1) the number of Shares and Underlying Shares owned by such Electing 25% Stockholder as of the last day of such 30-day period and (2) the aggregate number of outstanding Shares on a Fully-Diluted Basis as of the last day of such 30-day period. The number of Shares to be sold by the Transferring 25% Stockholder shall be reduced proportionately to the extent necessary to provide for the sale of Shares by each Stockholder exercising its rights hereunder. “Fully-Diluted Basis” as used in this Agreement, shall mean giving effect to all Shares outstanding at the time of determination plus all Shares issuable upon conversion of any convertible securities or the exercise of any option, warrant, the Put Right, the Call Right or any other similar right, whether or not then presently exercisable.

(iii) With respect to each sale of Shares by the Transferring Stockholder or the Transferring 25% Stockholder and the Electing Stockholders or the Electing 25% Stockholders under this Section 6(e), the closing therefor shall be held on the date specified in the Tag Along Offer Notice or the 25% Tag Along Offer Notice, as the case may be. At such closing, the Transferring Stockholder or the Transferring 25% Stockholder and the Electing Stockholders or the Electing 25% Stockholders shall deliver certificates representing the Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, against payment of the purchase price therefor, and the Shares to be transferred shall be free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to applicable Securities Laws, this Agreement, the Voting Trusts and applicable credit agreements).

(iv) The Transferring Stockholder or the Transferring 25% Stockholder shall have up to 60 days after the expiration of the Tag Along Acceptance Period or the 25% Tag Along Acceptance Period, as the case may be, in which to sell the Shares owned by such Transferring Stockholder or Transferring 25% Stockholder and by the Electing Stockholders or the Electing 25% Stockholders at a price and on terms equal to that contained in the Tag Along Offer Notice or the 25% Tag Along Offer Notice, as the case may be. If at the end of such 60-day period, the Transferring Stockholder or the Transferring 25% Stockholder has not completed the sale, such Transferring Stockholder or Transferring 25% Stockholder, as the case may be, shall remain bound by all the restrictions on transfer contained in this Agreement.

(v) For purposes of this Section 6(e), (A) “Applicable Stockholder” shall mean either (x) an Other Stockholder, if the Transferring Stockholder is an Other Stockholder or a Permitted Transferee thereof, or (y) the CHP Group, if the Transferring Stockholder is the CHP Group or a Permitted Transferee thereof (excluding a Permitted Transfer under Sections 5(a) and 5(b)); and (B) “Applicable Terms and Conditions” shall mean (x) with respect to a single transaction, the same terms and conditions as those received by the Transferring Stockholder or the Transferring 25% Stockholder in such transaction, (y) with respect to a series of related transactions, the best of the terms and conditions (as determined by the Board of Directors of the Company, in their sole and reasonable discretion) received by the Transferring Stockholder or the Transferring 25% Stockholder in such transactions or (z) with respect to a series of unrelated transactions, the terms and conditions of the latest applicable transaction received by the Transferring Stockholder or the Transferring 25% Stockholder in such transaction.

(f) Drag-Along Right.

(i) If CHP IV and/or one or more Permitted CHP Transferees proposes to transfer, in a single transaction or a series of related transactions (to the same purchaser or affiliated purchasers), more than 50% of the Shares (assuming the conversion of any convertible securities or the exercise of any option, warrant or any other similar right in each case as may then be held by CHP IV or any Permitted CHP IV Transferee and in-the-money) owned by CHP IV and all Permitted CHP Transferees either as of the date hereof or, if the number of Shares owned by CHP IV and all Permitted CHP Transferees as of the date of such proposed transfer has increased from the number thereof owned by them as of the date hereof, as of the date of such transfer, in a bona fide transaction (but excluding a Permitted Transfer under Sections 5(a) and 5(b)) to one or more unaffiliated third parties (excluding a Permitted CHP Transferee or an Other Stockholder) (and regardless of whether such transfer is by means of a sale of such Shares, a merger of the Company in which such Shares are converted into the right to receive cash, or a sale of all or substantially all of the assets of the Company and a subsequent distribution of the proceeds therefrom), CHP IV and/or the Permitted CHP Transferees shall be entitled, by delivery of 30 days’ prior written notice to the Other Stockholders, specifying the name and address of the proposed parties to such transaction and the terms thereof, to require each such Other Stockholder to sell a number of the Shares held by it (plus any Rollover Options as may be necessary to account for Shares on the basis of the Underlying Shares relating thereto) equal to the product of (x) the outstanding number of such Shares plus the Underlying Shares owned by such Other Stockholder as of the last day of such 30-day period, multiplied by (y) the quotient determined by dividing (1) the outstanding number of Shares being transferred by CHP IV and/or the Permitted CHP Transferees and (2) the outstanding number of Shares owned by CHP IV and/or the Permitted CHP Transferees as of the last day of such 30-day period, upon the same terms as the terms on which CHP IV and/or the Permitted CHP Transferees are selling their Shares in the proposed transaction, and such Other Stockholder shall comply and sell its Shares and its Rollover Options computed on the basis of the Underlying Shares relating thereto. The price for any Rollover Option (or portion thereof) being transferred under this Section 6(f) shall be the per Share price to be received by CHP IV or the Permitted CHP Transferee, as the case may be, net of the exercise price therefor, multiplied by the number of Shares for which such Rollover Option (or portion thereof) may then be exercised.

(ii) The closing of any transaction pursuant to this Section 6(f) shall be held at such time and place as CHP IV or the Permitted CHP Transferee shall reasonably specify. At such closing, the selling Stockholders shall deliver stock certificates representing the Shares or transfer instruments relating to Rollover Options to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, against payment of the purchase price therefor, and the Shares and Rollover Options to be transferred shall be free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to applicable Securities Laws, the Voting Trusts and this Agreement), and each selling Stockholder shall so represent and warrant. Each selling Stockholder shall further represent and warrant that it is the record and beneficial owner of such Shares or Rollover Options and make such additional representations and warranties as shall be customary in transactions of a similar nature subject to the provisions of subsection (h) below. The right of CHP IV or the Permitted CHP Transferee to transfer its Shares and require the sale by the Other Stockholders of their Shares and Rollover Options pursuant to this Section 6(f) shall expire 90 days from the signing of the definitive agreement with respect to the transaction or transactions contemplated under this Section 6(f).

(iii) At the request of CHP IV, in connection with any transaction in which the drag-along right would be triggered under this Section 6(f) (including a sale, a merger, or a sale of all or substantially all of the assets of the Company and a subsequent distribution of the proceeds therefrom), each Stockholder will execute and deliver an irrevocable proxy in the form of Exhibit C attached to this Agreement and will not revoke such proxy prior to the termination this Agreement.

(g) No Liability Upon Non-Sale; Representations. Notwithstanding anything contained in this Section 6, there shall be no liability on the part of a selling Stockholder to any other Stockholder in the event that no Shares are sold even if the provisions of Section 6 have been triggered. With respect to any transfers by the Stockholder pursuant to this Section 6, the Stockholder shall not be required to make any representations and warranties to any Person in connection with such transfer or provide any indemnities in connection with such transfer except for representations and warranties, covenants, indemnities, holdbacks and escrow provisions, if any, and any similar provisions that are identical to those to which any Stockholder party to such sale agreement is subject, provided, that to the extent the Stockholder is required to provide indemnities in connection with any such transfer, the Stockholder shall not be required to provide indemnification that would result in an aggregate liability to the Stockholder in excess of the Stockholder’s proceeds from the transfer, and such indemnities shall be made by the Stockholders severally and not jointly and provided further that no such representations and warranties as to the conduct of the business and ownership of properties by the Company need be given.

(h) Third Party Bound. If any third party purchases any number of Securities pursuant to this Section 6 that is less than 100% of the outstanding number of Shares (on a Fully-Diluted Basis), such third party shall, unless otherwise agreed by Stockholders (other than such purchaser) owning 55% or more of the sum of (i) outstanding Shares and (ii) Underlying Shares (including Other Stockholders holding at least 55% of all Shares then held by all Other Stockholders) but not counting unvested Restricted Shares, take such Securities subject to and be fully bound by this Agreement with the same effect as if it were a party hereto and shall execute and deliver to the Company an Instrument of Accession in the form of Exhibit A hereto, and thereafter references herein to Shares, Rollover Options, Restricted Shares, Surviving Corporation Common Stock or Securities held or owned by any Stockholder shall be deemed to include Shares, Rollover Options, Restricted Shares, Surviving Corporation Common Stock or Securities held or owned by any such third party, and the selling Stockholders selling Shares or Rollover Options to such third party shall sell their Securities only upon receipt by the Company of such executed Instrument of Accession.

(i) Transfer of Strips. Notwithstanding any provision in this Agreement to the contrary, unless otherwise consented to in writing by the board of directors of the Company, no transfer made pursuant to the terms and conditions set forth in this Agreement may be made unless such transfer is made on a tandem basis of one share of Common Stock and 15 shares of Preferred Stock; provided, that if any Stockholder does not hold both Common Stock and Preferred Stock (and for purposes of such determination, the Company shall include all Common Stock and Preferred Stock held by any affiliates and Permitted Transferees of such Stockholders), then such Stockholder may transfer the type of Securities held by such Stockholder without regard to the foregoing limitation.

7. Preemptive Rights.

(a) If after the date hereof the Company proposes to issue or sell any Shares or other rights, options, warrants or other convertible securities which represent rights to purchase Shares and subject to subsection (d) below, each Preemptive Rightholder (as defined in subsection (c) below) shall have the right (the “Preemptive Right”) to purchase a number of Shares at the time set forth in subsection (c) below sufficient to enable such holder to maintain its proportionate equity ownership interest in the Shares (on a Fully-Diluted Basis) at the level of such interest immediately prior to such issuance, and determined as though all Rollover Options had been exercised and the Put Rights or Call Rights had been exercised immediately upon such issuance.

(b) Any Stockholder electing to exercise its Preemptive Right hereunder shall, to the extent the Company issues both Common Stock and Preferred Stock, be required to exercise such right as to both the Common Stock and the Preferred Stock in the same proportion as the shares of such classes are to be issued.

(c) The Company shall give written notice of any such issuance to (i) Charles G. Raymond, acting as agent for each Other Stockholder who, at the time he became a stockholder of the Company was an employee or director of the Company (such Other Stockholder, a “Management Stockholder”) or by any other Person that may be so designated by a majority-in-interest of the Management Stockholders (the “Agent”), (ii) each Other Stockholder other than a Management Stockholder and (iii) to the CHP Group (together with the Other Stockholders, the “Preemptive Rightholders”) setting forth in reasonable detail the proposed terms and conditions thereof (the “Issuance Notice”) which notice shall be given prior to the date of such issuance and shall offer to the Agent, as agent for each of the Management Stockholders, and to each other Preemptive Rightholder the opportunity to purchase such Shares at the same price and on the same terms, as provided in the instrument identifying the securities that are proposed to be or were issued by the Company, either from the Company or from the Persons receiving such Shares. The Agent shall upon receipt of an Issuance Notice promptly notify the Management Stockholders of such notice and terms contained therein. A Management Stockholder, upon providing the Agent with funds in the requisite amount, may instruct the Agent to exercise its preemptive right by delivery of a written notice to the Agent within 15 days after delivery of the Issuance Notice, which exercise shall be irrevocable; and to the extent that such Management Stockholder shall fail to exercise such right the Agent shall be entitled, in his absolute discretion, to permit such rights to lapse. The Agent shall consolidate all responses received by him and shall exercise such right by notice to the Company and delivery of funds provided by the Management Stockholders for such purposes within two days following such 15 day period. Each other Preemptive Rightholder may exercise such right by notice to the Company and delivery of funds within 10 business days after delivery of the Issuance Notice. The Agent shall have no liability to the Stockholders in respect of any actions or omissions taken or not taken by it pursuant to this Agreement.

(d) No Preemptive Rightholder may sell, assign, transfer any participations in or otherwise transfer any of its preemptive rights under this Section 7 except in connection with a transfer of Shares or Rollover Options in accordance with this Agreement.

(e) The Preemptive Rights shall not apply to the following issuances: (i) issuances of the Company’s Shares in consideration for any merger, consolidation or purchase or sale of any business or assets used in the business of the Company or its subsidiaries or for a transaction that the Board of Directors of the Company deems, in its sole discretion, to be a strategic transaction, so long as the CHP Group and CHI and their affiliates do not buy any stock in the issuance; (ii) issuances in any underwritten public offering; (iii) issuances where the CHP Group and the holders of at least 55% of the Shares then held by the Other Stockholders determine that such issuance should be exempt from the provisions of this Section 7; (iv) issuances to directors and employees of the Company and any subsidiary thereof other than directors and employees of the CHP Group and CHI; (v) the grant of employee stock options, employee restricted stock or employee stock purchase rights; (vi) sales or issuances of Shares upon exercise of employee stock options or employee stock purchase rights; (vii) securities distributed or set aside ratably to all holders of Shares on a per share equivalent basis; (viii) issuance of securities upon exercise of any Rollover Option existing on the date hereof and set forth on Schedule 2 hereto; (ix) the issuance of up to 443,038 shares of Common Stock and up to 6,645,570 shares of Preferred Stock (collectively, the “Additional Shares”) (A) pursuant to the conversion (collectively, the “Conversion”), from time to time, of all or a portion, of the 13.0% Convertible Promissory Notes in the original principal amount of $70,000,000 due July 7, 2005, issued by the Company on July 7, 2004 (the “Notes”), and/or (B) in connection with the sale by the Company of the Additional Shares to investors (“Equity Investors”) on terms and conditions to be negotiated and agreed on with the Equity Investors (collectively, the “Equity Syndication”), subject to the following minimum terms and conditions: (1) in the case of the Conversion and the Equity Syndication, the Additional Shares are to be issued in the ratio of 15 shares of Preferred Stock to one share of Common Stock (each such combination of 15 shares of Preferred Stock and one share of Common Stock being referred to herein, solely for sake of convenience, as a “Unit”) to each holder of Notes and/or Equity Investor, (2) in the case of the Equity Syndication, the price to be paid by each Equity Investor to the Company for a Unit shall be no less than $158 in cash per Unit, and (3) in the case of the Equity Syndication, the proceeds received by the Company from the issuance and sale of the Units shall be used by the Company for the prepayment, to the extent of the amount of such proceeds, of the outstanding principal of, and accrued interest on, the Notes, to the extent such Notes are then outstanding, in accordance with the terms of the Notes; (x) issuances of Shares in connection with the exercise of a put or call pursuant to the Put/Call Agreement; and (xi) issuances to one or more Persons of shares of Preferred Stock and Common Stock (to the extent reasonably practical) up to that number of shares of each such class of capital stock that were previously purchased by the Company pursuant to Section 6(e) and, at the time of such purchase, constituted Excess Shares, provided that, in the case of each such Person, the Holder Eligibility Requirements are satisfied.

(f) Each Management Stockholder hereby appoints the Agent, including any successor thereto to perform the actions that it is provided to undertake under this Section 7. Each Management Stockholder, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Agent as its true and lawful agent, with full power of substitution and full power and authority in its name, place and stead, to receive any Issuance Notices and to exercise on behalf and for the benefit of each Management Stockholder such Management Stockholder’s right of first refusal with respect to any Preemptive Right pursuant to and in accordance with Section 7(b) hereof. The foregoing designation of the Agent shall not obligate any Management Stockholder for the exercise of its Preemptive Rights without the express consent in each instance of such exercise by the Stockholder given to the Agent on behalf and for the benefit of the Management Stockholder.

(g) Each Stockholder shall execute and deliver to the Company or its agent within 15 days after receipt of a request therefrom such further instruments as the Company or its agent shall reasonably deem necessary to carry out the terms of this Agreement.

8. [Intentionally Omitted]

9. Termination.

(a) Termination as to Stockholder. This Agreement shall terminate as to any Stockholder at such time as the Stockholder shall hold no Securities or other options to purchase Shares, but if such Stockholder shall have transferred such Securities to a Permitted Transferee or third party, this Agreement shall continue to apply to such Permitted Transferee or third party as long as such Permitted Transferee or third party holds such Securities; provided, however, that the provisions of this Agreement shall continue in effect for the purpose of enforcing all obligations and undertakings having theretofore become operative.

(b) Termination of Agreement. This Agreement shall remain in effect until the earliest to occur of (i) this Agreement being terminated as to all Securities and Stockholders pursuant to Section 9(a), (ii) the consent of the CHP Group and the holders of at least 55% of the Shares then held by the Other Stockholders to the termination of this Agreement, (iii) upon the consummation of an Initial Public Offering and the failure by the CHP Group to maintain ownership of at least 10% of the outstanding shares of Common Stock, and (iv) the second anniversary of the consummation of an Initial Public Offering; provided, however, that, notwithstanding anything to the contrary in this Agreement, Section 7 hereof shall terminate upon the consummation of an Initial Public Offering. “Initial Public Offering” shall mean one or more public offerings of any Shares of the Company, the aggregate proceeds to the Company of which are at least $50 million, pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, upon the consummation of which the Shares are listed on a United States securities exchange or included in the NASDAQ National Market, other than a registration on Form S-4 or S-8 (or its equivalent).

(c) Termination as to Certain Shares. Notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall terminate with respect to all shares of Common Stock sold pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, upon the consummation of which such shares are listed on a United States securities exchange (including, without limitation, The New York Stock Exchange, Inc.) or included in the NASDAQ National Market, other than a registration on Form S-4 or S-8 (or its equivalent), and (ii) this Agreement shall terminate with respect to any shares of Common Stock sold to a Person pursuant to Section 6(e) or Section 5(f) hereof following the consummation of an Initial Public Offering.

10. Further Action. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

11. Assignment. Except as otherwise provided in this Section 11 or in Section 5 hereof, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. The Company shall have the right to assign its rights and obligations hereunder to any successor entity, whereupon references herein to the Company shall be deemed to be to such successor. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all transferees of the

Securities subject hereto (except where expressly provided herein that such transferred Securities are free of all rights and restrictions imposed hereby), the successors, permitted assigns, and, if a transferee is an individual, such individual’s personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing entities (or Persons, if applicable) were named herein as parties hereto. Any and all transferees of the Securities shall be subject to and fully bound by this Agreement with the same effect as if they were a party hereto and shall execute and deliver to the Company an Instrument of Accession in the form of Exhibit A hereto, and references herein to Shares, Restricted Shares, Rollover Options, Surviving Corporation Common Stock or Securities held or owned by any Stockholder shall be deemed to include Shares, Restricted Shares, Rollover Options, Surviving Corporation Stock or Securities held or owned by any such transferees. A Permitted Transferee of a Stockholder shall be deemed to be another Stockholder for the purposes of this Agreement upon execution of such Instrument of Accession.

12. Specific Performance. The parties hereto recognize that irreparable damage will result if this Agreement shall not be specifically enforced. If any dispute arises concerning any Shares hereunder, the parties hereto agree that an injunction may be issued to compel specific performance of any term of this Agreement pending determination of such controversy and that no bond or other security may be required in connection therewith. If any dispute arises concerning the right or obligation of the Stockholders or the Company to purchase or sell any Shares subject hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

13. Miscellaneous Provisions.

(a) Certain Definitions. For purposes of this Agreement, “Affidavit” means, with respect to any Person, an affidavit of such Person, in form and substance satisfactory to the Company (in its sole discretion), stating that the affiant thereunder is a Citizen, and disclosing such additional information (including, but not limited to, ownership and voting percentages, and status as a Citizen) with respect to all or any of its Related Persons, and such agreements or other documents (including, but not limited to, partnership agreements, limited liability company agreements, certificates of incorporation, bylaws and investment adviser agreements) of the affiant or all or any of its Related Persons, as may be required by the Company in its sole discretion; “Citizen” has the meaning ascribed to such term in the Company Charter; “Company Charter” means the Certificate of Incorporation of the Company, as in effect from time to time; “Designated Person” means, with respect to any specified Person, any other Person which is under the control of, or the principal investment adviser of which is under the control of, at least a majority in pecuniary interest of the investment professionals who are responsible for the investment decisions of such specified Person as of the date on which such specified Person first acquired Shares from the Company; “Excess Shares” has the meaning ascribed to such term in the Company Charter; “Holder Eligibility Requirements” means, with respect to any Person to whom Shares are to be issued or transferred, (1) such Person shall have executed and delivered to the Company such Affidavits (for possible filing by the Company, in its sole discretion, with Marad or the U.S. Coast Guard) as may have been reasonably requested by the Company and, if requested by the Company, Marad shall have acknowledged in writing to the Company that such Person is a Citizen, (2) such issuance or transfer does not conflict with or violate the limitations set forth in Section 4 hereof, and (3) such Person complies with the provisions of Section 6(h) hereof applicable to such Person (as if such Person purchased such Shares pursuant to Section 6); “Marad” means the U.S. Maritime Administration; “Person” means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization or any other entity or organization, including a governmental entity or any department, agency or political subdivision thereof; and “Related Person” means, with respect to any Person, the directors, officers, employees, managers, investment advisers, partners, members, stockholders or other security holders of such Person (and of each tier of ownership of such Person and of each of the foregoing Persons).

(b) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Federal court sitting in the state of Delaware, over any suit, action or proceeding arising out of or relating to this agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 13(c) or in the records of the Company. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the addresses set forth below their names in Schedule 1 hereto or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or, if by national express mail or other next-day delivery service, on the Business Day after delivery to such service. “Business Day” as used in this Agreement, shall mean any day other than a Saturday or Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York. Notices to the Company shall be sent to:

c/o Castle Harlan, Inc.

150 East 58th Street

37th Floor

New York, New York 10155

Attention: Marcel Fournier

                 Howard Weiss

Telecopier No.: 212-207-8042

(d) Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the written consent or written waiver (i) by the CHP Group, (ii) by the holders of at least 55% of the Shares then held by the Other Stockholders and (iii) only if such amendment is materially and disproportionately adverse with respect to a particular Other Stockholder (the “Affected Other Stockholder”) compared with all the Other Stockholders, then by such Affected Other Stockholder, and such consent or waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

(e) Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(f) Improper Transfer. Any attempt to sell, assign, transfer, grant a participation in, pledge or otherwise dispose of, any Shares not in compliance with this Agreement shall be null and void and the Company shall not give any effect in the Company’s stock records to such attempted sale, assignment, transfer, grant of a participation in, pledge or other disposition.

(g) Recapitalizations, Stock Dividends, Stock Splits, Etc. Affecting the Shares of Capital Stock. Whenever this Agreement refers to the numbers and percentages of Shares held by the Stockholders on the Closing Date, such figures shall be appropriately adjusted to reflect any stock exchange, stock split, stock dividend or other reclassification, consolidation, reorganization or similar transaction involving the Shares occurring after the Closing Date.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(i) Payments. Payment by the Company or any Stockholder, as the case may be, shall be by wire transfer in immediately available funds and made at the closing as specified in this Agreement.

(j) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of the Agreement.

(k) Attorney’s Fees. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

(l) Withholding Taxes. Notwithstanding any other provision of this Agreement, each Stockholder hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its affiliates (pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of United States federal, state or local or non-U.S. tax law) with respect to such Stockholder or as a result of such Stockholder’s participation in the Company.

(m) Redemptions. The Company agrees that it shall not redeem any Shares of the Company other than on a pro rata basis with all other shares of the same class, except that the Company may redeem Shares of employees of the Company and its subsidiaries on a non-pro rata basis.

(n) Restricted Stock. For purposes of clarification, the rights granted under this Agreement shall only apply to a Restricted Stockholder with respect to such Restricted Stockholder’s Shares that are “vested” pursuant to the Restricted Stock Agreement.

(o) Interpretation. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise in this Agreement, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Stockholders Agreement to be signed as of the date first above written.

COMPANY:

HORIZON LINES, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

[CONTINUATION OF SIGNATURE PAGES TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

STOCKHOLDER:

CASTLE HARLAN PARTNERS IV, L.P.

By:	Castle Harlan, Inc., its Investment Manager

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

[CONTINUATION OF SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

STOCKHOLDER:

Print Name:

[Signature Page to Stockholders Agreement]

EXHIBIT A

INSTRUMENT OF ACCESSION

The undersigned,                                                          , as a condition precedent to becoming the owner or holder of record of (i)                      (            ) shares of common stock, par value $0.01 per share, of Horizon Lines, Inc., a Delaware corporation (the “Company”) and                      (            ) shares of preferred stock, par value $0.01 per share, of the Company and/or (ii)                      (            ), Rollover Options, and/or (iii)                      (            ) shares of common stock of Horizon Lines Holding Corp., hereby agrees to become a Stockholder, party to and bound by that certain Stockholders Agreement dated as of July 7, 2004, by and among the Company and the stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:

Address:

Date:

Accepted:

By:

Date:

EXHIBIT B

CONSENT AND AGREEMENT OF SPOUSE

I,                             , am the spouse of                          (the “Holder”), who is a stockholder and/or a holder of Restricted Shares and/or holder of options of Horizon Lines Holding Corp., a Delaware corporation (“Horizon”), and/or Horizon Lines, Inc., a Delaware corporation (“H-Lines”; and together with Horizon, the “Companies”). I acknowledge that the Holder is a party to (1) that certain Stockholders Agreement, dated July 7, 2004, by and among H-Lines, Castle Harlan Partners IV, L.P. (“CHP IV”), and the other parties thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Stockholders Agreement”); (2) to one or more voting trust agreements, each dated July 7, 2004, by and among (a) one or more of the Companies, (b) John K. Castle, as voting trustee, and (c) the securityholders of one or more of the Companies listed therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Voting Trust Agreements); [(3) that certain Put/Call Agreement, dated as of July 7, 2004, by and among the H-Lines and the optionholders listed therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Put/Call Agreement”);]1 [and (4) to that certain Restricted Stock Agreement, dated as of July 7, 2004, by and between H-Lines and the Holder, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Restricted Stock Agreement”2] [and together with the Stockholders Agreement, the Voting Trust Agreements [and the Put/Call Agreement], the “Equity-Related Agreements”)]. I further acknowledge that I have read the Equity-Related Agreements. I consent to, agree to, approve and ratify each and every one of the terms and provisions of the Equity-Related Agreements and acknowledge that I may not acquire any shares of capital stock or other securities of any of the Companies or any of their respective subsidiaries, whether by gift, purchase or otherwise and whether by will, intestate succession, operation of law or decree, order or injunction of any court, except in strict compliance with the terms and conditions of the Equity-Related Agreements and any other documents described therein. I further agree to provide all notices and information which may be required of me in the Equity-Related Agreements in the time and manner set forth therein.

Dated as of                         , 20

Print Name:
Address:

[1]	Applicable if Holder is a holder of an option issued by Horizon Lines Holding Corp.

[2]	Applicable if Holder is a party to such agreement.

EXHIBIT C

IRREVOCABLE APPOINTMENT OF PROXY

The undersigned stockholder (the “Stockholder”) of H-LINES HOLDING CORP. (“Holdings”) has executed a Stockholders Agreement (the “Stockholders Agreement”), dated July 7, 2004, among Holdings, Castle Harlan Partners IV, L.P. (“CHP IV,” and together with related accounts or funds managed by Castle Harlan, Inc. (“CHI”) or by an affiliate of CHI, referred to herein collectively as the “CHP Group”), and such other parties signatory thereto (the “Other Stockholders”).

Section 6(f) of the Stockholders Agreement grants a right to each of CHP IV and the Permitted CHP Transferees (as defined in the Stockholders Agreement), the right to require all stockholders to transfer their Shares (as defined in the Stockholders Agreement) pursuant to any transaction or a series of related transactions if such transactions would result in a transfer of more than 50% of the Shares owned by CHP IV and all Permitted CHP Transferees (such transactions, including, by way of merger or a sale of all or substantially all of the assets of Holdings, a “Drag-Along Transaction”). In order to cause H-Lines to effectuate any such Drag-Along Transaction and as security for the Stockholder’s obligations under the Stockholders Agreement, the Stockholder hereby irrevocably constitutes and appoints CHP IV as the Stockholder’s attorney and proxy in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (“DGCL”), with full power of substitution and resubstitution: to cause all of the shares of common stock, par value $0.01 per share, of Holdings (the “Common Stock”) and preferred stock, par value $0.01 per share, of Holdings (the “Preferred Stock”) that the Stockholder is or becomes entitled to vote (the “Shares”) if personally present to be counted as present at any meeting of holders of Holdings Common Stock or Preferred Stock (a) in favor of and to adopt such Drag-Along Transaction and (b) against any action that is intended, or which could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Drag-Along Transaction; and to vote the Stockholder’s Shares at any such meeting, however called, or execute consents in respect of the Stockholder’s Shares, as provided above.

THIS APPOINTMENT OF PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST WITHIN THE MEANING OF SECTION 212(e) OF THE DGCL.

The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Stockholder’s Shares that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by the Stockholder with respect to such proxy or power of attorney, other than for the sole purpose of voting Shares as contemplated by the Stockholders Agreement.

The power and authority hereby conferred shall not be terminated by any act of such Stockholder or by operation of law, by the dissolution of the Stockholder (if such Stockholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his representatives, executors, successors and/or assigns. If after the execution of this Agreement a Stockholder shall dissolve (if such Stockholder is other than a natural person), cease to have appropriate power or authority, or if any other such event or events shall occur, CHP IV is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

Schedule 1 attached to this letter agreement sets forth the correct total number of the Shares.

The appointment made hereby shall be effective until the termination of the Stockholders Agreement in accordance with its terms.

STOCKHOLDER:

Print Name:
Address:

Exhibit C-2

Schedule 1

Name and Address	No. of Shares of Common Stock	No. of Shares of Preferred Stock

Schedule 1-1

Schedule 2

Name and Address	Aggregate Number of Shares of Horizon Lines Holding Corp. for which Options are Exercisable	No. of Shares of Common Stock Upon Exercise of Call Right	No. of Shares of Preferred Stock Upon Exercise of Call Right

Schedule 2-1

Annex A

Schedule 2-1